FOURTH MODIFICATION TO REVOLVING LINE OF CREDIT NOTE

This FOURTH modification to REVOLVING LINE OF CREDIT NOTE (this “Modification”) is entered into as of January 27, 2014, by and between PLANTRONICS, INC., a Delaware corporation (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of (i) that certain Credit Agreement, dated as of May 9, 2011 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”) between Borrower and Bank, and (ii) that certain Revolving Line of Credit Note in the original principal amount of One Hundred Million Dollars ($100,000,00.00), executed by Borrower and payable to the order of Bank, dated as of May 9, 2011 (as amended, restated, modified and/or supplemented prior to the date hereof, the “Note”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.    The last day on which Bank will make advances under, and the maturity date of, the Note is hereby modified to be May 9, 2017.

2.    Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Credit Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document. This Modification may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Modification.

3.    Borrower certifies that as of the date of this Modification, and after giving effect to this Modification, there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

PLANTRONICS, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Pamela Strayer	By:	/s/ Lynette C. Fletcher
Name:	Pamela Strayer	Name:	Lynette C. Fletcher
Title:	Sr. VP/C.F.O.	Title:	Sr. VP/R.M.